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                                                                 Exhibit 23


                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of Kellwood Company

         Our audits of the consolidated financial statements referred to in our report dated March 7, 2001 which appears in the 2000 Annual Report to Shareholders of Kellwood Company (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the financial statement schedule listed in Item 14(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP

St. Louis, Missouri
March 7, 2001



                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 033-64847) of Kellwood Company of our report dated March 7, 2001 relating to the financial statements which appear in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 7, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

St. Louis, Missouri
April 23, 2001